Exhibit 10.7(d)

SECOND AMENDMENT TO CONSULTING AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) is made as of the 2nd day of April, 2013 to that certain CONSULTING AGREEMENT, dated as of September 9, 2008, (as previously amended, the “Consulting Agreement”), by JOS. A. BANK CLOTHIERS, INC. (“Client”) and ROBERT N. WILDRICK (“Consultant”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Client and Consultant, being the sole parties to the Consulting Agreement, hereby amend the Consulting Agreement and agree that, subject to earlier termination as otherwise set forth in the Consulting Agreement, the last day of the Consulting Period shall be January 30, 2016.

Except as specifically amended hereby, the Consulting Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Consulting Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Consulting Agreement. This Amendment shall hereafter be deemed a part of the Consulting Agreement for all purposes. This Amendment has been approved by the Audit Committee of the Board of Directors of the Employer.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CLIENT:                                      CONSULTANT:

JOS. A. BANK CLOTHIERS, INC.

By:	/s/ SIDNEY H. RITMAN	/s/ ROBERT N. WILDRICK
	Sidney H. Ritman, Chairman Compensation Committee	Robert N. Wildrick